Exhibit 10.19

Execution Version

FIRST AMENDMENT TO REPURCHASE PROMISSORY NOTE

This FIRST AMENDMENT TO REPURCHASE PROMISSORY NOTE dated as of November 19, 2020 (this “Amendment”) is by and among P3 HEALTH GROUP HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and IHC Health Services, Inc. (“Holder”).

WHEREAS, the Company executed and delivered that certain Repurchase Promissory Note dated as of June 28, 2019 in favor of the Holder (the “Note”); and

WHEREAS, the Company and Holder desire to amend the Note as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note.

2.Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Company and Holder agree the Note is hereby amended as follows:

(a)	Section 2(a) of the Note shall be amended by restating the first sentence of clause (a) thereof as follows:

(a)This Note will automatically mature and be due and payable on the earlier of (i) June 30, 2026, (ii) the consummation of a Change of Control Transaction (as defined below) in which the Class A Members of the Company existing immediately after giving effect to the transactions contemplated by the Repurchase Agreement receive proceeds from such Change of Control Transaction equal to a return of the equity capital contributed to the Company by each such Class A Member, net of any capital contributions returned to any such Class A Member prior to such Change of Control Transaction, plus at least a 10% annualized cash return on all equity capital contributed to the Company by each such Class A Member, and (iii) the consummation of an underwritten primary public offering of the common stock of the Company pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act (the earliest to occur of (i), (ii) or (iii), the “Maturity Date”).

(b)Section 2 of the Note shall be further amended by inserting a new clause (d) immediately after the existing clause (c) as follows:

(d)On the Maturity Date, or upon any pre-payment made by Company under and pursuant to the terms of this Note, in addition to and not in limitation of any and all other amounts due and payable under this Note, the Company shall pay to the Holder an exit fee in the amount of $600,000 (the “Exit Fee”). Such Exit Fee shall not be due and payable prior to the Maturity Date or the date of any pre-payment made by Company under and pursuant to the terms of this Note; provided, that the Exit Fee shall be due and payable under all circumstances as of the Maturity Date or the date of any pre-payment made by Company under and pursuant to the terms of this Note, and Holder shall not be obligated to accept any other payments made by Company under this Note unless such payments are accompanied by the Exit Fee. The Company hereby acknowledges and agrees that the Exit Fee is a material condition precedent to, and represents additional consideration for, Holder agreeing to and entering into the First Amendment to this Note.

(c)	Section 3 of the Note shall be amended by restating clause (i) of the second sentence to read as follows, effective as of the effective date of this Amendment:

(i)

accrue at a rate of eleven percent (11%) per annum (the “PIK Rate”) calculated as commencing upon the dates the Holder funded its capital contributions on its Class A Units in the Company, as such schedule is set forth in Exhibit B of the Repurchase Agreement, compounded quarterly,

(d)	The following legend shall be added at the top of the first page of the Note:

This Instrument is subordinated to the prior payment and satisfaction in cash of all Senior Debt (as defined in that certain Subordination Agreement (the “Subordination Agreement”), dated as of November 19, 2020, by and among CRG Servicing LLC, as senior agent, and IHC Health Services, Inc., as subordinated creditor) to the extent, and in the manner provided in the Subordination Agreement.

3.Conditions to this Amendment. This Amendment shall be subject to and conditioned upon,

and shall become effective only upon, satisfaction of each and all of the following conditions precedent:

(a)The Company shall have received an executed counterpart to this Amendment from the Holder, and the Company shall have delivered a fully-executed copy of this Amendment to the Holder.

(b)The Holder shall have entered into a subordination agreement with CRG Servicing LLC (the “Senior Lender”), in form and substance satisfactory to the Senior Lender and Holder, in conjunction with that certain loan agreement being entered into by and among the Company, the Senior Lender and the other parties party thereto on or about the date of this Amendment (the “Senior Loan Agreement”).

(c)The Senior Lender shall have delivered written notice to the Company of its agreement with the form and substance of this Amendment.

(d)The Company shall have delivered written confirmation to the Holder that the closing of the Senior Loan Agreement has occurred.

4.Miscellaneous.

(a)This Amendment is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Delaware (without giving effect to Delaware conflict of laws principles).

(b)This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

P3 HEALTH GROUP HOLDINGS, LLC
By:	/s/ Sherif Abdou, M.D.
Name:	Sherif Abdou, M.D.
Title:	Chief Executive Officer and President

[Signature Page to Amendment to Repurchase Note]

IHC HEALTH SERVICES, INC.
By	Robert W. Allen	Digitally signed by Robert W. Allen DN: cn=Robert W. Allen, o=Intermountain Healthcare, ou=SVP/COO, email~~=~~rob.allen@imail.org, c=US Date: 2020.11.17 18:26:35 -07'00'
Name:	Robert W. Allen
Title:	Chief Operating Officer

[Signature Page to Amendment to Repurchase Note]